ARROW ELECTRONICS, INC.

                         OFFICERS' CERTIFICATE


          Reference is made to the Indenture dated as of January 15, 1997 (the "Indenture") from Arrow Electronics, Inc. (the "Company") to Bank of Montreal Trust Company (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

          Pursuant to (i) authority granted under those certain resolutions of the Board of Directors of the Company adopted on May 14, 1998, and (ii) Section
2.3 of the Indenture, Gerald Luterman, Senior Vice President and Chief Financial Officer, and Paul Reilly, Vice President and Controller, of the Company, respectively, do hereby certify as follows:


          1. The Securities of the third series to be issued under the Indenture shall be designated "6 7/8% Senior Debentures due 2018" (the "Offered Securities");

          2. Except as provided in Section 2.8 of the Indenture, the Offered Securities shall be limited in aggregate principal amount to $200,000,000 at any time Outstanding;

          3. The Offered Securities shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on June 1, 2018;

          4. The Offered Securities shall bear interest from June 3, 1998, at the rate of 6 7/8% per annum payable semiannually on June 1 and December 1 of each year (each, an "Interest Payment Date") commencing December 1, 1998. Interest on the Offered Securities will accrue from June 3, 1998 to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Offered Securities with respect to the day on which the Offered Securities mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. Interest on any overdue principal will accrue at the same rate as the interest rate on the Offered Securities set forth above, and interest will not accrue on overdue installments of interest on the Offered Securities;

          5. Each installment of interest on the Offered Securities shall be payable to the Person in whose name such Offered Securities are registered at the close of business on the May 15 or November 15 next preceding the corresponding Interest Payment Date for the Offered Securities;

          6. The Offered Securities will be redeemable, in whole or from time to time in part, at the option of the Company on any date (a "Redemption Date"), at a redemption price equal to the greater of (i) 100 percent of the principle amount of the Offered Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of the interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on the Offered Securities which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of such Offered Securities, registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture;

          7. The Offered Securities will be originally issued in global registered form payable to Cede & Co., as the nominee of the Depositary, and will, unless and until the Offered Securities are exchanged in whole or in part for certificated Offered Securities registered in the names of the various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Offered Securities attached hereto as Exhibit A), contain restrictions on transfer, substantially described in such form. For so long as the Offered Securities are registered in the name of Cede & Co., the principal and each installment of interest due on the Offered Securities will be payable by the Paying Agent to the Depositary for payment to its participants for subsequent disbursement to the beneficial holders thereof;

          8. The Offered Securities will have such other terms and provisions as are provided in the form set forth in Exhibit A attached hereto and shall be issued in substantially such form;

          9. The form and terms of the Offered Securities have been established in compliance with the Indenture;

         10. The undersigned have read all of the covenants or conditions contained in the Indenture relating to the authentication and delivery of the Offered Securities and the definitions in the Indenture relating thereto;

         11. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

         12. In the opinion of the undersigned, they have made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenants or conditions have been complied with; and

         13. In the opinion of the undersigned, such covenants or conditions have been complied with.


          IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate this 3rd day of June, 1998.

                                          By: /s/ Sam R. Leno
                                              --------------------------
                                          Name: Sam R. Leno
                                          Title:Senior Vice President and
                                                Chief Financial Officer


                                           By: /s/ Paul J. Reilly
                                               -------------------------
                                           Name:  Paul J. Reilly
                                           Title: Vice President and Controller